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                                                                    Exhibit 10.5

                            JLL WINDOW HOLDINGS, INC.
                            2004 STOCK INCENTIVE PLAN

     1. Purpose. The purpose of this JLL Window Holdings, Inc. 2004 Stock Incentive Plan (the "Plan") is to provide officers, key employees (including leased employees), consultants and advisors of JLL Window Holdings, Inc., a Delaware corporation, and its subsidiaries, (hereinafter referred to collectively as the "Company") with an opportunity to acquire shares of the Common Stock, $0.01 par value, of JLL Window Holdings, Inc. (the "Common Stock"). It is the intention of the Company to have the Plan qualify as a "written compensatory benefit plan" as defined in Rule 701 ("Rule 701") promulgated under the Securities Act of 1933, as amended from time to time (the "Securities Act") and to otherwise comply with the requirements of Rule 701. The Plan shall be construed, accordingly, so as to comply with Rule 701. The offer and sale of Common Stock pursuant to the Plan is intended to compensate employees of the Company, and such sale is not intended to raise capital for the Company.

     2. Shares Subject to the Plan; Adjustment. A total of 3,115 shares of Common Stock have been reserved for issuance under the Plan (the "Plan Shares"). The Board of Directors of the Company (the "Board") shall allocate in its reasonable discretion the total number of Plan Shares available for the issuance of Options (as defined below) pursuant to Section 4 of the Plan and for the issuance of other equity-based awards pursuant to Section 13 of the Plan, and a total number of Plan Shares available for the sale of Common Stock pursuant to
Section 12 hereof. If Options or other awards under the Plan are forfeited or terminate for any reason before exercise or vesting, then the corresponding Plan Shares shall again become available for awards under the Plan. If, after the date of grant of the Option, the outstanding shares of Stock are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, spin-off, split-off, split-up or other such change, or a special dividend or other distribution to the Company's stockholders, increased or decreased or changed into or exchanged for a different number of kind of shares of capital stock or other securities of the Company, then, as applicable, (a) there shall automatically be substituted for each share of Stock subject to the Option the number and kind of shares of capital stock or other securities into which each outstanding share of Stock shall be exchanged, (b) the exercise price per share of Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the Option shall remain the same as immediately prior to such event and (c) the Board shall make such other appropriate adjustments to the securities subject to the Option as may be appropriate and equitable, and any such adjustment shall be final, binding and conclusive as to the Participants (as defined below).

     3. Participants; Terms of Awards. The Board shall determine, from time to time, those employees, officers, consultants and advisors of the Company who are eligible to participate in the Plan ("Participants"). The Board shall also determine the

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type, number, vesting requirements and other features and conditions of awards under the Plan.

     4. Options. The Board may grant options to purchase shares of Common Stock ("Options") to such Participants as the Board shall select, in its sole discretion. The Board shall determine the number of shares of Common Stock subject to Options granted and the terms and conditions of such Options.

     5. Option Agreement. Each grant of an Option shall be evidenced by a written agreement (an "Option Agreement"). Each Option Agreement shall state the total number of shares of Common Stock with respect to which the Option is granted, any terms and conditions of the Option (including any conditions to the vesting and exercisability thereof) and the exercise price per share of the Option (the "Option Price").

     6. Vesting. Each Option Agreement shall set forth the vesting schedule for the Option, as determined by the Board. The Board shall have the authority to accelerate the vesting and exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.

     7. Option Exercise. An Option may be exercised at any time or from time to time during the term of the Option for any or all full shares with respect to which such Option has become vested and exercisable. A Participant may exercise an Option by giving written notice thereof to the Secretary of the Company at the Company's principal place of business. Such notice shall be accompanied by the following: (i) the Option Agreement relating to the exercised Option (which, if not exercised for all the shares subject thereto, shall be appropriately endorsed and returned to the Participant); (ii) payment of the full purchase price of the shares of Common Stock in respect of which such Option is being exercised, in cash or, following any initial public offering of the Company's Common Stock (the "IPO"), shares of Common Stock owned by a Participant or by "cashless exercise" as provided in the Option Agreement; and (iii) such written representations and other documents as may be necessary or reasonably desirable, in the opinion of the Board, for purposes of compliance with federal or state securities or other laws. The Company shall deliver to the Participant a certificate or certificates representing shares of the Common Stock so purchased as soon as reasonably practicable after receipt of such notice, payment and other required documents.

     8. Treatment of Options Upon Sale of Company. Upon the sale of the Company (as determined by the Board in its good faith discretion, a "Sale"), the Board may, in its sole discretion: (i) cancel any outstanding Options, and, in the event of such cancellation, the holders of vested and exercisable Options shall be entitled to a payment equal to (x) the excess, if any, of the consideration received by the Company's shareholders pursuant to such Sale on a per Share basis, minus (y) the Option Price, multiplied by (z) the number of shares of Common Stock subject to the Option; or (ii) provide that such Option shall be converted into a comparable option, as determined by the Board in its reasonable discretion, to purchase securities of a corporation or other entity acquiring direct or indirect control of the Company in such Sale.


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     9. Term of Option. The term of Options granted under the plan may be no longer than ten (10) years from the date of the grant of the Option, unless otherwise determined by the Board. Options may be subject to earlier termination as provided in the applicable Option Agreement. Notwithstanding anything to the contrary in the Plan or any Option Agreement, in no event may any Option be exercised after the expiration of the term of such Option, which shall be set forth in the applicable Option Agreement.

     10. Nontransferability of Options. Unless otherwise determined by the Board, Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution. Options may be exercised during the lifetime of the Participant only by the Participant or by his guardian or legal representative.

     11. Agreement by Participant Regarding Taxes. If the Board shall so require, as a condition of exercise of an Option, each Participant shall agree that no later than the date of such exercise, the Participant will pay to the Company or make arrangements satisfactory to the Board regarding payment of federal, state or local taxes of any kind required by law to be withheld upon such exercise. Alternatively, the Board may provide, in its sole discretion, that a Participant may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Option exercise from any payment of any kind due to the Participant.

     12. Sale and Purchase of Common Stock. Commencing on the Effective Date of the Plan (as defined below) and from time to time thereafter, the Company may offer to sell to selected Participants shares of Common Stock on such terms and conditions and at such prices as the Board shall determine in its sole discretion. Upon receipt of the purchase price for such Common Stock from a Participant, the Company will issue to the Participant a certificate representing the shares of Common Stock purchased by him.

     13. Other Awards. Subject to the limitation on the number of shares of Common Stock issuable pursuant to the Plan as set forth in Section 2 hereof, the Board may grant other equity-based awards (which awards shall pertain to the Common Stock) to such Participants as it may select, in its sole discretion, consistent with the purposes of the Plan. The Board shall determine the terms and conditions of such awards at the date of grant or thereafter. Without limiting the generality of the foregoing, such awards may be made in the form of stock appreciation rights or restricted stock awards.

     14. Compliance with Securities Laws. Shares of Common Stock sold pursuant to the Plan are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act, and any resale of such Common Stock must be in compliance with the registration requirements of the Act or an exemption therefrom. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock may then be listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to


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be placed on any such certificates to make appropriate reference to such restrictions. The Board may require, as a condition of the issuance and delivery of certificates evidencing Plan Shares pursuant to the terms hereof, that the recipient of such Plan Shares make such agreements and representations as the Board, in its sole discretion, deems necessary or desirable.

     15. General Provisions.

     (a) Administration; Modifications of Plan. The Board (or such other body as the Board may designate) shall supervise and administer the Plan and shall have full power and discretion to adopt, amend and rescind any rules and procedures deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any decision reduced to writing and signed by all members of the Board (or such other body as the Board may designate) shall be fully effective as if it had been made at a meeting of the Board (or such other body) duly called and held. The Board may, at any time and in its sole discretion, modify, amend or terminate the Plan, provided, however, that no such modification, amendment or termination shall adversely affect the rights and obligations of any Participant with respect to previously purchased shares of Common Stock under the Plan in any material way without the prior consent of such Participant, unless such modifications are required in order for the Plan to continue to qualify under any applicable law, rule or regulation, including without limitation, Rule 701. Notwithstanding the foregoing, following any IPO, the Plan shall be administered by a committee of the Board which shall be composed solely of at least two persons who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

     (b) Severability. If any provision of this Plan is held invalid or unenforceable, such invalidity or enforceability will not affect the validity or enforceability of any other provisions hereof, all of which provisions are hereby declared severable.

     (c) Effective Date. The Effective Date of the Plan shall be January 29,
2004.

     (d) Headings. The headings to sections and subsections in the Plan do not form a part thereof and shall be ignored in the construction of the Plan.

     (e) Governing Law. This Plan and the rights and obligations hereunder shall be governed by, and construed and interpreted with, the law of the State of Delaware without regard to its principles of conflicts of law.


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     (f) Regulations and Other Approvals. The obligation of the Company to issue shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations (domestic or foreign), including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board. Under no circumstances shall the Company have any obligation to issue shares of Common Stock under the Plan in the event that it is determined that issuance of stock under the Plan fails to qualify for exemption from registration requirements under the Securities Act. To the extent that the provisions of any Option Agreement or other agreement relating to an award under the Plan conflict with the provisions of the Plan, the provisions of the Plan shall govern.


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